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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in Registration Statement Nos. 33-60551, 333-44711, 333-50051, 333-82069, 333-97569 and 333-108500 of Triarc
Companies, Inc. on Form S-8 and in the related Prospectuses and Registration Statement Nos. 333-110719 and 333-110929 of Triarc Companies, Inc. on Form S-3 and in the related Prospectuses of our reports dated March 7, 2003 and March 12, 2004, with respect to the consolidated financial statements of Deerfield & Company LLC for the years ended December 31, 2002 and 2003, included as Item 9.01 to this Current Report on Form 8-K/A dated October 5, 2004.

                                          /s/ Ernst & Young LLP

Chicago, Illinois
October 4, 2004